UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

DTS, Inc.
(Exact name of registrant as specified in its charter)

000-50335
(Commission File Number)

Delaware	77-0467655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5171 Clareton Drive
Agoura Hills, California  91301
(Address of principal executive offices, with zip code)

(818) 706-3525
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 31, 2008, DTS, Inc. (the “Company”) and DTS Washington LLC and DTS (BVI) Limited, each a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Agreement”) with Neural Audio Corporation (the “Seller”) and Robert W. Reams, Paul T. Hubert, Robert D. Golden and Robert A. Koester (the “Shareholders”) providing for the sale of substantially all of the Seller’s assets used in the conduct of its audio technology business to the Company (the “Acquired Assets”) and the assumption by the Company of certain liabilities of the Seller. The sale was consummated the same day. Pursuant to the terms of the Agreement, the Company paid cash consideration of approximately $7.5 million at closing and could pay up to an additional $7.5 million in additional cash consideration over the next five years based on performance of certain of the acquired assets. The Agreement contains customary representations, warranties and covenants.

The Acquired Assets were used by Seller in the business of developing, licensing and/or selling audio signal processing hardware, related software and maintenance services and audio transmission software, related hardware and maintenance services and developing surround-sound microphones. In connection with the closing of the Asset Purchase Agreement, the Company or its subsidiaries have employed 12 former employees of the Seller, including key executive and technical talent including Geir Skaaden, the Seller’s former CEO, Mark Seigle, the Seller’s former President & COO, Jeff Thompson, the Seller’s former Director of Engineering, and James “JJ” Johnston, the Seller’s former Chief Scientist. There is no material relationship, other than in respect of the Agreement, between the Company and its affiliates, or any director or officer of the Company, or any associate of any such director or officer on the one hand, and the Seller on the other hand.

Item 8.01  Other Events

On January 6, 2009, DTS announced the hiring of several key executives and its plans to open a research and development facility in the Silicon Valley. A copy of the press release is attached hereto and incorporated by reference herein.

This Current Report on Form 8-K contains forward looking statements that are not historical facts, including statements about the Company’s beliefs and expectations. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The Company’s actual results could differ materially from those anticipated in the  forward-looking  statements  for  many reasons  including: continued customer acceptance of its products; ongoing success of its research and development efforts; greater than expected costs; the departure of key employees; and other risk factors and cautionary statements listed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1           Press release dated January 6, 2009 of DTS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: January 6, 2009	By: /s/ Melvin Flanigan

Melvin Flanigan
Executive Vice President,
Finance and Chief
Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 6, 2009 of DTS, Inc.